UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadway Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”), which will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 20, 2007.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the Company’s independent auditors for 2007 and to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares you own. Even if you currently plan to attend the Annual Meeting, I urge you to complete, sign and date each proxy card you receive and to return it to the Company as soon as possible in the postage-paid envelope that has been provided. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely,

Paul C. Hudson

Chief Executive Officer

IMPORTANT:    If your Broadway Financial Corporation shares are held in the name of a brokerage firm or nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy.

If you have any questions or need any assistance in voting your shares, please telephone Daniele Johnson, the Company's Investor Relations Representative, at (323) 634-1700, Ext 231.

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Notice of Annual Meeting of Stockholders

Wednesday, June 20, 2007

2:00 p.m.

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 20, 2007, for the following purposes:

1) To elect three directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2010 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Robert C. Davidson Jr., Mr. Javier León, and Mr. Elrick Williams;

2) To ratify the appointment of Crowe Chizek and Company LLP as the Company’s independent audit firm for 2007; and

3) To consider such other business as may properly come before and be voted upon at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected April 30, 2007 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the meeting. The list will also be available for inspection at the Annual Meeting of Stockholders.

Please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the Annual Meeting.

By Order of the Board of Directors

DANIELE JOHNSON

Secretary

Los Angeles, California

May 14, 2007

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Broadway Financial Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m., on June 20, 2007, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 14, 2007.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal” or the “Bank”) as part of the Bank’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed, and the Bank became a wholly owned subsidiary of the Company, on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

RECORD DATE AND VOTING OF SHARES

The Board of Directors has selected April 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 1,637,576 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. A plurality of votes cast is required for the election of directors and the affirmative vote of the majority of shares represented and voting will be required to ratify the appointment of Crowe Chizek and Company LLP (“Crowe Chizek”) as the Company’s independent audit firm. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

VOTING AND REVOCATION OF PROXIES

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors and FOR approval of the appointment of Crowe Chizek as the Company's independent audit firm for the fiscal year ending December 31, 2007. Although the Board of Directors currently knows of no other matter to be brought before the Annual Meeting, if other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons named in the proxies.

Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Daniele Johnson, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

SOLICITATION OF PROXIES

Proxies are being solicited on behalf of the Board. The principal solicitation of proxies is being made by mail. U. S. Stock Transfer Corporation, the Company's transfer agent, will assist in the solicitation of proxies at no additional fee except for reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation, and may be solicited by telephone, personal contact or other means. The Company will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information, as of March 31, 2007, concerning the shares of the Company’s Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, by each director, each of the executive officers named in the Summary Compensation Table on page 14, and by all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners:
Cathay General Bancorp 777 North Broadway Los Angeles, CA 90012	215,000	(1)	13.13%

First Financial Fund, Inc. 2344 Spruce Street, Suite A Boulder, CO 80302	129,280	(2)	7.89%

Stanley C. Cruden 31 Lake Rd. Niverville, NY 12130	85,432	(3)	5.22%

Broadway Federal Bank Employee Stock Ownership Plan	93,401	(4)	5.70%

Directors and Executive Officers: (4)
Paul C. Hudson	116,290	(5)	7.10%
Kellogg Chan	26,276	(6)	1.60%
Robert C. Davidson, Jr.	7,070	(7)(8)	0.43%
Javier León	—		0.00%
A. Odell Maddox	16,494	(9)	1.01%
Rick McGill	1,034	(10)	0.06%
Daniel A. Medina	7,805	(6)(11)	0.48%
Virgil Roberts	7,153	(12)(13)	0.44%
Elrick Williams	100,000	(14)	6.11%
F. Glenn Harvey	—		0.00%
Sam Sarpong	4,343	(15)	0.27%
All directors and executive officers as a group (13 persons)	286,465		17.49%

(1)	Information based upon Schedule 13G, filed on May 26, 2006 with the SEC by Cathay General Bancorp.

(2)	Information based upon Schedule 13G/A, filed on February 13, 2007 with the SEC by First Financial Fund, Inc.

(3)	Information based upon Schedule 13G/A, filed on January 10, 2007 with the SEC by Stanley C. Cruden.

(4)	The address for each of the directors and named executive officers and the Broadway Federal Bank Employee Stock Ownership Plan is 4800 Wilshire Boulevard, Los Angeles, California 90010.

(5)	Includes 16,022 allocated shares under the ESOP, and 77,626 shares subject to options granted under the LTIP, which options are currently exercisable.

(6)	Includes 4,500 shares subject to options granted under the Company’s 1996 Stock Option Plan for Outside Directors (the “Directors’ Stock Option Plan”), which options are all currently exercisable.

(7)	Includes 5,356 shares held jointly with spouse with whom voting and investment power are shared.

(8)	Includes 1,071 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(9)	Includes 860 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.
(10)	Includes 713 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(11)	Includes 2,522 shares held jointly with spouse with whom voting and investment power are shared.

(12)	Includes 3,888 shares held jointly with spouse with whom voting and investment power are shared.

(13)	Includes 1,427 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(14)	Information based upon Schedule 13G, filed on November 17, 2006 with the SEC by Elrick Williams. Mr. Williams is a majority owner of Williams Group Holdings LLC which owns 83,742 shares of the Company’s Common Stock.

(15)	Includes 4,000 shares subject to options granted under the LTIP, which options are all currently exercisable.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Information Concerning Nominees and Directors

The following table sets forth the names and information regarding the persons who are currently members of the Company’s Board of Directors, including those nominated by the Board of Directors for election at the Annual Meeting. If elected, Robert C. Davidson Jr., Javier León, and Elrick Williams will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board of Directors.

Name	Age at December 31, 2006	Director Since	Term Expires	Positions Currently Held with The Company and the Bank
NOMINEES:
Robert C. Davidson, Jr.	61	2003	2010	Director
Javier León	41	2007	2010	Director
Elrick Williams	59	2007	2010	Director

CONTINUING DIRECTORS:
A. Odell Maddox	60	1986	2008	Director
Daniel A. Medina	49	1997	2008	Director
Virgil Roberts	59	2002	2008	Director
Paul C. Hudson (1)	58	1985	2009	Chairman of the Board and Chief Executive Officer
Kellogg Chan	67	1993	2009	Director
Rick McGill	60	2004	2009	Director
F. Glenn Harvey (1)	45	2007	2010	President and Chief Operating Officer

(1)	Paul C. Hudson and F. Glenn Harvey are first cousins.

The Board of Directors unanimously recommends

that you vote for the above nominees.

The principal occupation and business experience of the nominees for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees:

Robert C. Davidson, Jr. is Chairman/CEO of Surface Protection Industries, a company he formed in 1978 and one of the largest African American owned manufacturing companies in California. He is a member of the Boards of Directors of Jacobs Engineering Group, Inc., Morehouse College, Cedars Sinai Medical Center, Fulcrum Venture Capital Corporation, Art Center College of Design in Pasadena, the South Coast Air Quality Management District Brain Tumor and Air Pollution Foundation, and the University of Chicago Graduate School of Business Advisory Council.

Javier León is Chief Executive Officer of Chivas USA and its parent company, Chivas USA Enterprises LLC. Chivas USA is a member team of US Major League Soccer and is the sister team of Chivas Guadalajara, Mexico’s most followed soccer club, with more than 30 million fans across Mexico and the United States. Mr. León is a member of the Board of Governors with the MLS.

Elrick Williams is Chairman and Chief Executive Officer of Allston Trading LLC, a firm that specializes in algorithmic electronic trading of stocks, Treasury bonds, currencies, futures and options. Prior to founding Allston Trading LLC in 2003, Mr. Williams was a trader from 1999 to 2003 with various trading companies.

Continuing Directors:

A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company.

Daniel A. Medina is Managing Director of Capital Knowledge, LLC, a consulting firm that provides financial advisory services. He has been with Capital Knowledge and its predecessor since April 1, 2000.

Virgil Roberts is Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry. He currently serves on the Board of Directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio (SCPR), the Alliance of Artists and Record Companies (AARC), and the Mayor’s Council on Education.

Paul C. Hudson is Chief Executive Officer of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board of Directors in 1985, and served in various positions prior to becoming President and Chief Executive Officer in 1992. Mr. Hudson is a member of the California and District of Columbia Bars. He currently serves on the Board of the Los Angeles Universal Preschool, Alliance for College-Ready Public Schools, Los Angeles Community Design Center and Community Build, Inc.

Kellogg Chan has served as President of Asia Capital Group, Ltd., a biotechnology holding company since 2001.

Rick McGill was President and Chief Executive Officer of Quaker City Bancorp, Inc. and Quaker City Bank from July 1996 until it was sold to Banco Popular North American in September 2004. Mr. McGill continued to function as President of Quaker until March 2005. Since that time, he has been an independent financial consultant primarily advising Banco Popular on various financial strategies. Mr. McGill currently serves on the Board of Directors of the California Bankers Association.

F. Glenn Harvey has served as President and Chief Operating Officer of the Bank since April 2006. Prior to joining the Bank, Mr. Harvey was Senior Vice President of Comerica Bank-California, Entertainment Group.

Committees of the Board of Directors and Meeting Attendance

The Company has four standing Board committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee and the Nominating Committee. The Bank has six committees: the Executive Committee, the Audit/CRA/Compliance Committee, the Compensation/Benefits Committee, the Loan Committee, the Investment Committee and the Nominating Committee.

Company Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Maddox, Medina, Roberts, and Harvey. This committee, together with the corresponding committee of the Bank’s Board of Directors, serves as an interim decision-making body that functions between Board of Directors meetings, if required, to assist the chief executive officer by providing input on critical issues and ensuring appropriate Board of Directors involvement in the strategic planning process. The Executive Committee met three times during 2006.

The Audit Committee consists of Messrs Medina (Chairman), Chan, and Roberts. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for oversight of the internal audit function for the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for oversight of the Company’s independent auditors. The Audit Committee met eleven times during 2006. The Audit Committee has a written charter which is included as Appendix A to this proxy statement. The members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards. In addition, Mr. Chan meets the definition of “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). See “Audit Committee Report” on page 8.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), McGill, and Williams. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues at the Company level. The Compensation/Benefits Committee has a written charter which is included as Appendix B to this proxy statement. The Compensation/Benefits Committee held four meetings during 2006. See “Compensation/Benefits Committee Report” on page 16.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of existing directors standing for re-election and new directors standing for election and making nomination recommendations of such directors to the Company’s Board of Directors. The Nominating Committee met twice in 2006. Nominees for this 2007 Annual Meeting of Stockholders were recommended by the Nominating Committee and approved by the Board of Directors. There were no shareholder nominations. The nomination procedures, qualifications for director nominees, and procedures for shareholder nominations are described in the Nominating Committee Charter, which is included as Appendix C to this proxy statement. The members of the Nominating Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards.

Bank Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Maddox, Medina, Roberts, and Harvey. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, if required, to assist the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee met three times during 2006.

The Audit/CRA/Compliance Committee consists of Messrs. Medina (Chairman), Chan and Roberts. The Audit/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for oversight of the Bank’s independent auditors. The Audit/Compliance Committee met eleven times during 2006. The members of the Audit/Compliance Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards. In addition, Mr. Chan meets the definition of “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). See “Audit Committee Report” on page 8.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), McGill, and Williams. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation issues, as well as the appraisal of the chief executive officer's performance, determination of his salary and bonus, and making recommendations regarding such matters for approval by the Board of Directors. The committee met four times during 2006.

The Loan Committee consists of Messrs. Chan (Chairman), Hudson, Maddox, Roberts, and McKesson, Chief Loan Officer, a non-Board member. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies, and approving specific loans in accordance with the Bank's loan policy. To expedite loan approvals, the Loan Committee communicates on an as needed basis by formal meetings, telephonic conferences or electronic correspondence, but at least monthly.

The Investment Committee consists of Messrs. Maddox (Chairman), McGill and León. The Investment Committee is responsible for monitoring the Bank’s interest rate risk in order to reduce the Bank’s vulnerability to changes in interest rates. This committee also monitors and controls the level and types of securities investments made by the Bank. The committee met once during 2006.

Board Meetings

The Boards of Directors of the Company and the Bank each held eleven regular meetings during 2006. The Company’s Board of Directors held one special meeting and the Bank’s Board of Directors held no special meeting during 2006. All directors attended at least 75% of the aggregate meetings held during 2006 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

The Company encourages all members of the Board of Directors to attend the annual meeting of stockholders. All nine directors of the Company as of the 2006 Annual Meeting attended that meeting.

Communications with the Board of Directors

The Board of Directors has an established process for stockholders to communicate with the Board of Directors. Stockholders may send communications to the Board of Directors or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 4800 Wilshire Boulevard, Los Angeles, California 90010. Communications addressed to the Board of Directors will be reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board of Directors. Communications addressed to individual directors will be forwarded directly to the office of the named director.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics for the Company’s directors and executive officers. Our directors and executive officers are expected to adhere at all times to this code of ethics. Stockholders may obtain a copy of the Company’s Code of Ethics, free of charge, upon written request to: Broadway Financial Corp., 4800 Wilshire Boulevard, Los Angeles, California 90010, Attention: Daniele Johnson.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including SAS 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services provided by the auditor with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2006. The Committee has also recommended to the Board the selection of the Company’s independent auditors.

This report of the Audit Committee shall not be deemed incorporated by reference into the Company’s filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

Mr. Daniel A. Medina, Chairman

Mr. Kellogg Chan

Mr. Virgil Roberts

EXECUTIVE OFFICERS

The following table sets forth information with respect to executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually by the respective Boards of Directors.

Name	Age (1)	Positions Held With the Company and the Bank
Samuel Sarpong	46	Senior Vice President /Chief Financial Officer of the Company and the Bank
Candis Hurdle-Noel	48	Senior Vice President /Chief Retail Banking Officer of the Bank
Wilbur A. McKesson Jr.	53	Senior Vice President /Chief Loan Officer of the Bank

(1)	As of December 31, 2006.

The business experience of each of the executive officers is as follows:

Samuel Sarpong was appointed Senior Vice President/Chief Financial Officer of the Company and the Bank in September 2005. Mr. Sarpong joined Broadway Federal in February 2004 as First Vice President/Chief Compliance Officer and Internal Audit Director. Prior to joining Broadway Federal, Mr. Sarpong was an Audit Manager at Citibank from 2000 to 2004. Mr. Sarpong is a member of the Financial Manager’s Society (Internal Audit Division) and a member of the Institute of Internal Auditors.

Candis Hurdle-Noel joined Broadway Federal Bank in November 2006 as Senior Vice President/Chief Retail Banking Officer. Prior to joining Broadway Federal, Ms. Noel worked at Comerica Bank from 1992 to 2006, where she recently served as Vice President, Regional Deposit Officer.

Wilbur A. McKesson Jr. joined Broadway Federal Bank in March 2007 as Senior Vice President/Chief Loan Officer. Prior to joining Broadway Federal, Mr. McKesson served as Vice President for Affordable Housing at Option One Mortgage from December 2002 through February 2007. In addition, Mr. McKesson has over twenty years of lending experience, which includes three years at CitiMortgage and twelve years at Washington Mutual.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors (Board) of Broadway Federal Bank (Bank) has appointed a Compensation/Benefits Committee (Committee) of the Board that is tasked to establish, supervise and review policies involving the Bank’s personnel performance, compensation and benefits. The Committee is made up of three independent outside Directors. The Committee has developed a formal accountability schedule and meets on a regular basis to review and approve both policy recommendations and compensation actions that impact the senior officers of the organization. The Committee has a defined Committee Charter which provides for a broad scope of responsibilities to establish, supervise and review all matters related to compensation within the organization and in particular with matters of compensation affecting officers that are members of executive management.

In compliance with the SEC Proxy Disclosure requirements, the following is the Compensation Discussion and Analysis (CD&A) as it pertains to the 2006 fiscal year. This discussion and analysis is focused on the material principles that underlie the Bank’s executive compensation policies and decisions.

Philosophy

It is the philosophy of the Committee and the Board of Directors to insure that the Bank has the policies and processes in place that will enable the Bank to attract, motivate and retain the highest quality workforce while at the same time balancing those needs with the duty to enhance shareholder value. To achieve these goals the Committee reviews competitive market data and acts on it when warranted. The Committee retains an outside independent compensation consultant to assist with the development of market data.

The Committee has a pay for performance philosophy. This means that compensation actions approved for executives are consistent with results achieved against predetermined objectives. The Board believes this philosophy enhances shareholder value.

For 2006, the Committee defined its bank peer group as financial institutions operating on the West Coast of California that have assets ranging between $250MM and $500MM. The Bank uses asset size and geographic location as key elements in determining the appropriate peer group. The Bank utilizes multiple survey sources to assist with this process. The Bank’s asset size as of December 31, 2006 was $301 million.

Process

The Committee follows a defined process throughout the year. The Committee retains the services of an outside independent human resource consulting company to insure that the Committee has sufficient knowledge about the competitive market to make sound decisions regarding the competitiveness of the overall compensation package. In that regard, the Committee utilizes the services of John Parry and Alexander (JPA). Stephen Enna, JPA Director, is on retainer to the Committee and serves as an advisor on an ongoing basis. JPA specializes in community banks and works with more than 100 institutions throughout the Western United States.

The process begins in the fall of the preceding plan year when the Board meets to establish the Bank and Company goals for the plan year. The Committee generally meets four times per year. Goal achievement is reviewed by the Committee after the plan year has been completed and decisions are made regarding the total compensation merited by the CEO. The Committee, consistent with its Charter, determines compensation for the named executive officers. The Committee evaluates the CEO’s performance against overall corporate goals and performance. With respect to compensation decisions for the other named executive officers, the CEO annually reviews the performance of each of the other named executive officers. The conclusions reached and recommendations based on this review, including any recommendations for salary adjustments and annual bonus awards, are presented to the Committee. The Committee considers the recommendations of the CEO. The elements of compensation and the Committee’s view on each are outlined later in this report.

Objectives

The Committee’s focus is on objectives that align the executive compensation plan with the interests of shareholders. The pay for performance philosophy links the Bank’s performance and individual performance and is designed to support Broadway Financial Corporation’s (Company) strategic plan. It is the Bank’s intention, where applicable, to insure that measurable objectives are developed and communicated to participants prior to the commencement of a plan year and that following the completion of the plan year the results achieved are tied directly to the compensation received by plan participants.

The Bank objectives change each year; however, a minimum threshold of achievement is established before the bonus plan is funded. Earnings growth as well as growth in both loans and deposits is consistently included in the goals and objectives established.

Compensation Elements

In developing its overall compensation strategy, the Committee reviews each element of compensation and the purposes of each. It then reviews the total of all elements of compensation in order to insure the Bank maintains an overall compensation strategy that is competitive. The elements of compensation included in this discussion and reflected in the charts are the following:

•	Base Salary

•	Short-Term Incentive (Annual Bonus)

•	Total Cash Compensation (Combination of Base Salary and Short-Term Incentive)

•	Long-Term Incentives (Equity Awards)

•	Benefits

•	Executive Perquisites

The strategy behind each element of compensation has been defined as follows.

Base Salary

The Committee has defined base salary as the fixed direct compensation paid an executive for performing specific job responsibilities. The Committee targets base salary at market median. The base salaries of the executives are reviewed from time to time against the competitive market and adjustments made in accordance with the market data.

Short-Term Incentives (Annual Bonus)

The Committee has defined the short-term incentive as a cash bonus that is a form of variable pay paid in addition to base pay for results achieved over the Board approved minimum earnings threshold. The Committee approved for use in 2006 an Incentive Plan for Management (Plan). The Plan is designed to reward management for productivity, high performance and implementing the business plan and vision of the Bank. In order for the Plan participants to receive any form of payout, a minimum level of financial performance by the Bank must be achieved.

The Plan has two types of objectives. The first are Bank objectives which are set by the Board of Directors in advance of the Plan year. The second are individual objectives that are set by the CEO for Plan participants. Targets are established and weighted for each objective. Executives are advised in advance of the Plan year what they can achieve as a percent of their base salary if bonus targets are achieved. For 2006 the Board established five specific objectives for the CEO in the following areas:

1.	Net Earnings

2.	Safety and Soundness Ratings

3.	Net Loan Growth

4.	Core Deposit Growth

5.	Management Effectiveness

At the end of the Plan year each goal was assessed and results calculated. Not all goals were achieved and, thus, the Plan did not pay out any bonus amounts to the named executives for the 2006 Plan year.

The bonus plan is performance based. In years where the objectives are achieved, the bonus payments are made. In years where the objectives are not met, payments are not made.

Total Cash Compensation (Combination of Base Salary and Short-Term Incentive)

Total cash compensation is defined as the sum of base salary and short-term incentive received over an annual (12) month reporting period. The Committee’s philosophy regarding total cash compensation is to insure that total cash compensation exceeds the market median in years in which the short-term objectives have been achieved.

Long-Term Objectives (Equity)

The Committee defines long-term incentives as Equity Compensation. Equity Compensation is an incentive designed to reward and retain executives for long term performance. This type of compensation is linked to shareholder return and aligns the executives’ rewards with those achieved by shareholders.

The Company has the following equity plans: a) Performance Equity Program for Officers and Employees; b) Long Term Incentive Plan; c) Recognition and Retention Plan for Outside Directors; and d) Stock Option Plan for Outside Directors. Past decisions regarding equity grants to executives and Directors have been made on a discretionary basis. The current Programs are in need of share replenishment. It is the Committee’s intention to submit to shareholders for their review and approval new equity incentive programs at the 2008 Shareholder Meeting. The new programs, if approved, will enable the Bank to use other forms of stock based awards like restricted stock and performance shares when desired. To insure that stock option grants have been valued in accordance with Financial Accounting Standards Board (FASB) guidelines, the Bank uses the Black-Scholes Model to value the cost of grants.

The Bank has an approved Employee Stock Ownership Plan (ESOP) that was established in January 1996. The purpose of the ESOP is to promote the mutual interests of the Company’s shareholders and Bank employees. All employees that have attained the age of 21 years and completed one year of service are eligible to receive Company shares under the ESOP.

Benefits

Benefits are defined as those plans not related to cash compensation or equity that are needed to insure that a competitive total compensation package is maintained. Benefits may be qualified or non-qualified.

The Committee’s strategy regarding benefits has been to insure that the plans in place are competitive and assist the Bank in attracting and retaining the talent needed. They are designed to provide for the basic health and welfare needs of employees. The Committee has adopted the strategy not to lead the market in benefits and to adopt benefit strategies that are likely to reduce future growth in benefit costs. This decision is in keeping with the Committee’s desire to continue to foster a pay for performance rather than an entitlement culture. At the present, the Bank has a basic benefit package which includes health and insurance benefits and a 401(k) with a matching provision. The Bank has no pension plan.

Executive Perquisites/Executive Employment Contracts

The Committee has approved Severance Benefits for Named Executive Officers in the event of a change in control. The agreements have two triggers. The first trigger is that a change in control must occur, and the second is that the acquiring organization makes the determination not to employ the officer covered. The approved benefits are as follows:

Named Officers	Severance Benefit
Paul C. Hudson	30 months
F. Glenn Harvey	30 months
Samuel Sarpong	18 months
Candis Hurdle-Noel	12 months
Mildred O. Cayton	12 months

The Bank has established a Non Qualified Deferred Compensation Plan (Plan) for a select group of executive officers and directors of the Company and/or the Bank. Under the Plan, the executive officer or director may elect to defer annually a stated maximum amount of his or her salary until a specified date or until he or she is no longer employed by Broadway. No executive officer or director participated in the Plan during 2006.

The Bank has a Salary Continuation Agreement (Agreement) in place for Paul C. Hudson. The Agreement is designed as a retention tool. The Agreement provides an annual benefit of $100,000 per year for 15 years beginning at age 65. For Mr. Hudson to receive the benefits under this Agreement, he must remain with the Bank and/or Company until he is 65. Should he leave prior to that time, he will forfeit this benefit. Mr. Hudson also receives a car and telephone allowance and is subsidized for a club membership.

The other named officers receive both car and telephone allowances.

Director Compensation

In 2005 the Bank developed a compensation strategy for its Directors which is based on the same pay for performance philosophy that it uses for its executives. The program developed was designed with input from an outside third party consulting firm. The recommendations made were based on a market analysis of financial institutions operating in the West with assets between $250MM and $500MM. The recommendations were presented to the full Board; the following resolutions were approved and form the basis for Director Compensation:

1.	Each Independent Director receives $1,000 for attendance at each Board Meeting.

2.	Each Independent Director receives a retainer of $6,000 annually in lieu of Board Committee fees.

3.	The Chairman of the Board, if independent, receives a $5,000 retainer for his work as Chairman.

4.	The respective Chairman of the Loan, Audit/Compliance, and Compensation/Benefits Committees receive an annual retainer of $3,000 for his service as Chairman.

5.	The respective Chairman of the Executive, Investment and Nominating Committees (if Outside Directors) receive an annual retainer of $2,000 for his service as Chairman.

The Plan is designed to differentiate Director cash compensation based on the Director’s duties and responsibilities to the Board. In addition to cash compensation, the Directors are entitled to health insurance coverage.

The Directors did not receive any equity compensation during 2006.

Compensation Tables

The following table sets forth a summary of certain information concerning the compensation awarded or paid by the Company for services rendered in all capacities during 2006 to our Chief Executive Officer and Chief Financial Officer, as well as our three other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total ($)
Paul C. Hudson Chief Executive Officer	2006	$190,134	—	$3,271	$11,531	—	$109,552	$28,317	$342,805

Samuel Sarpong Chief Financial Officer	2006	$130,000	—	$3,588	$6,300	—	—	$18,396	$158,284

F. Glenn Harvey (6) President and Chief Operating Officer	2006	$120,000	—	$8,138	$35,370	—	—	$20,752	$184,260

John Heywood (7) Former Chief Lending Officer	2006	$140,000	—	$4,008	$15,520	—	—	$17,587	$177,115

Eric Johnson (8) Former Chief Retail Banking Officer	2006	$116,790	—	$1,425	$7,425	—	—	$14,902	$140,542

(1)	Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.

(2)	No bonuses, either discretionary or based on the formulas under the Incentive Plan for Management, were earned in 2006.

(3)

The amounts shown reflect the amounts expensed during 2006 for grants and awards in prior years and in 2006. The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123 (R)”), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. The assumptions used to determine the valuation of the awards are discussed in Note 12 of the Notes to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-KSB for the year ended December 31, 2006.

(4)

The Bank has a Salary Continuation Agreement with Mr. Hudson. The amount listed reflects the 2006 change in the actuarial present value of the accumulated benefits under this agreement. The Named Executive Officers did not participate in the Bank’s Non-Qualified Deferred Compensation Plan during 2006.

(5)

Includes amounts paid by the Company to the 401(k) account of the executive officer, and estimated allocations under the ESOP. Also includes perquisites and other benefits consisting of car and phone allowances, and premiums paid for medical, dental and group term life insurance policies.

(6)	F. Glenn Harvey commenced his employment as the Bank’s President and Chief Operating Officer in April 2006.

(7)	John Heywood commenced his employment as the Bank’s Chief Lending Officer in May 2002 and resigned effective February 16, 2007.

(8)	Eric Johnson commenced his employment as the Bank’s Chief Retail Banking Officer in May 1999 and resigned effective August 1, 2006.

The following table sets forth information concerning grants of awards pursuant to plans made to the named executive officers during the year ended December 31, 2006.

Grants of Plan-Based Awards for the Year Ended December 31, 2006

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards (3)
Paul C. Hudson	—	—	—	—	—
Samuel Sarpong	05/24/06	3,000	15,000	$10.25	$84,750
F. Glenn Harvey	04/03/06	5,000	60,000	$10.85	$290,050
John Heywood	—	—	—	—	—
Eric Johnson	—	—	—	—	—

(1)	The stock and option awards vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.

(2)	Based upon the fair market value of a share of Company common stock on the date of grant.

(3)	The fair value of the stock and option awards is computed in accordance with SFAS No. 123 (R).

The following table sets forth information concerning outstanding equity awards held by each named executive officers as of December 31, 2006.

Outstanding Equity Awards at December 31, 2006

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Number of Securities Underlying Unexercised Options (Unexercisable) (2)	Option Exercise Price (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested (6)
Paul C. Hudson	48,204	—	$5.10	09/17/07	—	—
	5,648	—	$4.34	11/15/10	—
	23,774	5,944	$6.68	07/25/12	490	$5,145
Samuel Sarpong	4,000	6,000	$13.11	04/21/14	—	—
	—	15,000	$10.25	05/24/16	3,000	$31,500
F. Glenn Harvey	—	60,000	$10.85	04/03/16	5,000	$52,500
John Heywood	20,000	8,000	$6.68	07/25/12	600	$6,300
Eric Johnson	15,023	—	$6.68	07/25/12	—	—

(1)	The stock options are immediately exercisable on December 31, 2006.

(2)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.

(3)	Based upon the fair market value of a share of Company common stock on the date of grant.

(4)	Terms of outstanding stock options are for a period of ten years from the date the option is granted.

(5)	Shares vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.

(6)	Based upon a fair market value of $10.50 per share for the Company common stock as of December 31, 2006.

The following table sets forth information with respect to stock options exercised and stock awards that have vested for the named executive officers during the year ended December 31, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Paul C. Hudson	—	—	490	$5,194
John Heywood	12,000	$46,800	600	$6,360
Eric Johnson	6,719	$35,569	320	$3,392

(1)	Based upon the fair market value of a share of Company’s common stock on July 25, 2006.

Salary Continuation Agreement

Under the 2006 Salary Continuation Agreement, upon termination of employment after Mr. Paul Hudson reaches age 65, he will receive an annual benefit of $100,000, divided into 12 equal monthly payments, for 15 years. The normal retirement age is defined as age 65. The agreement includes provisions for early termination, disability, termination for cause, death, and change in control. The present value of the accumulated benefit is the accrual balance as of December 31, 2006. The accrual balance is determined using a discount rate of 6%.

Change in Control Agreements

The Company and the Bank have entered into change in control agreements with each of its executive officers. Each agreement provides that if, within three years of any Change in Control (as defined in the agreement), the officer’s employment is terminated, either by the officer following a demotion or other specified adverse treatment or by the Company or the Bank other than for Cause (as defined in the agreement), then the officer will receive a severance payment equal to the sum of (A) the officer’s unpaid salary and bonus or other incentive compensation for the remainder of the year in which employment is terminated, and (B) a specified multiple of the highest Annual Compensation (as defined in the agreement) paid to the officer in any of the three years preceding termination of employment. In addition to these payments, any stock options and similar rights held by the officer will become fully vested and exercisable, and the health and other benefits coverage provided to the officer will be continued for one year after termination of employment.

Compensation/Benefits Committee Report

The Compensation/Benefits Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review, the Compensation/Benefits Committee recommended to the Board that the Compensation and Discussion Analysis be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

Compensation/Benefits Committee

Mr. Robert C. Davidson, Chairman

Mr. Rick McGill

Mr. Elrick Williams

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Elbert T. Hudson (3)	$40,632	—	—	—	—	$18,390	(4)	$59,022
Kellogg Chan	$21,000	—	—	—	—	—		$21,000
Robert C. Davidson	$20,000	$1,687	$1,709	—	—	—		$23,396
Rosa Hill (3)	$17,000	—	—	—	—	—		$17,000
A. Odell Maddox	$20,000	—	—	—	—	$7,006	(5)	$30,384
Rick McGill	$18,000	$1,928	$1,591	—	—	—		$21,519
Daniel Medina	$21,000	—	—	—	—	—		$21,000
Virgil Roberts	$19,000	$1,317	$1,103	—	—	—		$21,419

(1)	Include payment for annual retainer fees, chair fees, and meeting attendance fees.

(2)

The amounts shown reflect the amounts expensed during 2006 for grants and awards in prior years and in 2006. The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123 (R)”), which requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. The assumptions used to determine the valuation of the awards are discussed in Note 12 of the Notes to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-KSB for the year ended December 31, 2006.

(3)	Elbert T. Hudson and Rosa Hill retired effective December 31, 2006.

(4)	Includes car and phone allowances, and premiums paid for medical and dental insurance.

(5)	Includes premiums paid for medical insurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectibility or present other unfavorable features.

On September 30, 1999, the Bank made a $550,000 loan to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years and a variable rate thereafter equal to 2.50% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of March 31, 2007, the outstanding balance of the loan was $494,533.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to report to the

Securities and Exchange Commission their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and we are to disclose in this proxy statement any late filings or failures to file. Officers, directors and greater than ten percent (10%) stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all such reports were filed on a timely basis, except for late filings of Form 3 and Form 4 on behalf of Mr. Samuel Sarpong and Mr. Glenn Harvey and Form 4 on behalf of Mr. John Heywood.

PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

The Board of Directors has appointed Crowe Chizek and Company LLP as the Company’s independent audit firm for the fiscal year ending December 31, 2007 and this appointment is being submitted to the stockholders for ratification.

The Board of Directors unanimously recommends

that you vote to ratify the appointment of Crowe Chizek and Company LLP as the Company’s Independent Auditors.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Crowe Chizek and Company LLP as the Company’s independent audit firm for the fiscal year ending December 31, 2007. It is anticipated that representatives of Crowe Chizek will be present at the Annual Meeting. The Crowe Chizek representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from stockholders. Crowe Chizek performed the independent audit of the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005.

Change of Auditors for 2005

The Audit Committee of the Board of Directors of the Company made a decision to seek competitive bids for the audit of the Company’s consolidated financial statements for the year ending December 31, 2005. KPMG, the incumbent independent auditor was invited to submit their bid. In a letter addressed to the Chairman of the Company’s Audit Committee, received on April 19, 2005, KPMG declined to stand for re-appointment as principal accountants of the Company. After a comprehensive review of proposals received for audit services from several other public accountants, the Audit Committee recommended that the Board of Directors engage Crowe Chizek and Company LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005. The Company’s Board of Directors approved the selection of Crowe Chizek and Company LLP as the Company’s new independent auditor on April 20, 2005.

The reports of KPMG on the Company’s consolidated financial statements, as of and for the fiscal years ended December 31, 2004 and December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and December 31, 2003.

During the two most recent fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through April 20, 2005, the Company did not consult with Crowe Chizek and Company LLP regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Principal Accountant Fees and Services

Before the Company’s independent accountants are engaged to render non-audit services for the Company or the Bank, the Audit Committee approves each engagement. The Audit Committee also preapproved all of the audit and audit-related services provided by Crowe Chizek and Company LLP for the year ended December 31, 2006 and 2005. The following table sets forth the aggregate fees billed to us by Crowe Chizek and Company LLP for the years indicated.

	2006		2005
	(In thousands)
Audit fees (1)	$133		$127
Audit-related fees	14	(2)	1	(3)
All other fees (4)	7		25

Total fees	$154		$153

(1)	Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-KSB and for the reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-QSB.

(2)	Consultation fees billed for professional services rendered for the 2006 and 2005 Independent Accountant’s Report on Management’s Assertion About Compliance with Minimum Servicing Standards (USAP).

(3)	Consultation fees billed for professional services rendered for the accounting for the Bank’s Director Emeritus Plan.

(4)	Fees billed for certifications and internal control assessment software and license fees and related training.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2008 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 15, 2008. The Board of Directors will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the proxy solicitation materials and for consideration at the Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2008 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 21, 2008, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented. Stockholder director nominations must be received by the Company no earlier than March 22, 2008 and no later than April 21, 2008.

Under the Company’s Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's Annual Meeting (between March 22, 2008 and April 21, 2008) to be considered at the Annual Meeting in year 2008. Such notice must state the nominee's name, age and business and residence addresses, the nominee's principal occupation or employment, and the class and number of shares of

Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-KSB

The 2006 Annual Report to Stockholders containing the consolidated financial statements of the Company for the year ended December 31, 2006 accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission, without accompanying exhibits, by writing to Daniele Johnson, Investor Relations Representative, Broadway Financial Corporation, 4800 Wilshire Boulevard, Los Angeles, California 90010. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits in the Form 10-KSB upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Daniele Johnson

Secretary

Appendix A

Audit Committee Charter

The Board of Directors (“Board”) of Broadway Financial Corporation (“Company”) has elected a subcommittee of directors to act on their behalf as the Audit Committee (“Committee”). As the Audit Committee, they have been delegated certain powers as defined herein.

I.	STATEMENT OF AUTHORITY

The Board elected the Committee and empowered the Committee with oversight responsibility in order to ensure that the Company is consistently working to maintain and improve internal controls and financial reporting, as well as maintain compliance with all applicable laws and regulations.

To discharge its oversight responsibilities effectively, the Committee will maintain open lines of communication with the Board, the Company’s Management, the Internal Auditor and the Independent Accountant.

The Board recognizes that an informed, vigilant Audit Committee represents an effective influence for monitoring and evaluating adherence to internal operating and accounting controls along with fair and complete financial reporting as established by the Company’s Management and as reported on by the Independent Accountants and the Internal Auditor. The members of the Committee are charged with the same duty of good faith, diligence, care and skill expected of them as Directors of the Company.

II.	ORGANIZATION

1.	The Committee shall be composed of three outside directors who are independent of the Company’s management in compliance with the rules of the Securities and Exchange Commission and Nasdaq. The members of the Committee shall be elected by the Board for a one-year term. All vacancies in the Committee are to be filled by the Board to complete the unexpired term.

2.	The Committee shall have a Chair, elected by the Board. The Chair with the assistance of the Internal Auditor shall call meetings, determine who, in addition to Committee members, shall attend, preside at each meeting of the Committee and appoint a secretary who shall keep a record of the Committee’s proceedings.

3.	The Committee shall meet at least quarterly to review the financial statements, the activities and reports of the Internal Auditor and the Independent Accountant and other matters requiring consideration by the Committee. The Committee Chair may call other meetings during the year as deemed necessary and prudent.

4.	The Committee shall meet privately with the Internal Auditor at each Committee meeting and with the Independent Accountants when they present the audit plan and when they present their audit findings. The Committee shall meet with Officers and Management when they are invited by the Committee for reviews and confirmation of responses.

5.	The Committee shall report its significant activities to the full Board, at least quarterly, to keep the Board informed of Committee activities, their findings and their respective resolution.

III.	DUTIES AND RESPONSIBILITIES

The Committee shall be responsible for overseeing the Company’s internal operation and accounting controls. To this end, the Committee has been charged with the following duties and responsibilities:

1.	Sole authority to appoint and terminate the Company’s Independent Accountant, approve in advance all audit engagement fees and terms, and all fees and terms of nonaudit engagements with the Independent Accountant.

2.	Responsibility for the compensation and oversight of the work of the Company’s Independent Accountant, including the resolution of disagreements between Management and the Independent Accountant regarding financial reporting.

3.	Provide an open avenue of communication between the Internal Auditor, the Independent Accountant, the Office of Thrift Supervision (OTS) and the Board.

4.	Review the Committee's charter annually and update it as changes are deemed necessary to clarify the duties of the Committee and to maintain compliance with all applicable laws and regulations.

5.	Review and approve the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

6.	Confirm and assure the independence of the Internal Auditor and the Independent Accountant, including a review of management consulting services and related fees provided by the Independent Accountant and obtaining a formal written statement from the Independent Accountant delineating all relationships between the Independent Accountant and the Company consistent with Independence Standards Board Standard 1.

7.	Inquire of Management, the Internal Auditor, OTS, and the Independent Accountant in regards to significant risks or exposures and assess the steps Management has taken to minimize such risk to the Company.

8.	In consultation with the Independent Accountant and the Internal Auditor, determine the annual audit scope and annual audit plan of the Internal Auditor and the Independent Accountant.

9.	Consider, with Management and the Board, the rationale for employing any audit firms other than the principal Independent Accountant.

10.	Review with the Internal Auditor and the Independent Accountant the coordination of audit effort, reduction of redundant efforts and the effective use of audit resources.

11.	Consider and review with the Independent Accountant and the Internal Auditor:

•

The adequacy of the Company’s internal controls including computerized information system controls and security, and the Company’s accounting principles, practices and judgments or changes in accounting principles.

•	Any related significant findings and recommendations of the Independent Accountant and Internal Auditor together with Management's responses thereto.

12.	Review with Management and the Independent Accountant those reports as set forth in the requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FIDICIA”) in 12 CFR Part 363, Annual Independent Audit and Reporting Requirements:

•	The Company’s annual financial statements and related footnotes.

•	The Independent Accountant's audit of the financial statements and their report thereon.

•	Any significant changes required in the Independent Accountant's audit plan.

•	Any significant difficulties or disputes with Management encountered during the course of the audit.

•	Other matters related to the conduct of the audit communicated to the Committee under generally accepted auditing standards.

13.	Consider and review with Management and the Internal Auditor:

•	Significant findings during the year and Management's responses thereto.

•	Any difficulties encountered in the course of the Internal Auditor’s audits, including any restrictions on the scope of the Internal Auditor’s work or access to required information.

•	Any changes required in the planned scope of the Internal Auditor’s audit plan.

•	The internal auditing department staffing.

•	Internal auditing's compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing (Standards).

14.	Review filings with the SEC, OTS and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15.	Review with Management and the Internal Auditor the interim financial reports that are filed with the OTS or other regulators.

16.	Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Internal Auditor or the Independent Accountant.

17.	A Member of the Audit Committee will review the Chief Executive Officer’s expense account on a quarterly basis or as determined by the Audit Committee.

18.	Review with the Internal Auditor the results of the review of the Company’s compliance with the Company’s code of conduct.

19.	Establish a procedure for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls and auditing matters by the Company, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, so that complaints are treated confidentially and anonymously and reported to the Audit Committee by the Internal Auditor, who will administer the procedure.

20.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

21.	Meet with the Director of Internal Auditing, the Independent Accountant, and Management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

22.	Report Committee actions to the Board with such recommendation as the Committee may deem appropriate.

23.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation and the Company shall provide appropriate funding, as determined by the Committee, for any advisors retained by the Committee and for the normal functioning of the Committee.

24.	The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

25.	The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or as assigned by the Board.

IV. OBJECTIVES AND SCOPE

The objective of the Committee, in addition to those set forth above, is to assist the Board in the effective discharge of its responsibilities by furnishing the Board with analysis, recommendations, and pertinent comments concerning the activities reviewed.

The Committee shall accomplish this objective through activities such as those listed below:

A.	Reviewing and evaluating existing accounting, financial, data processing, and operating controls that are established by the Board.

B.	Determining compliance with regulations, Management’s plans, policies, procedures and the implementation thereof.

C.	Reviewing operations or systems to determine whether results are consistent with the objectives and goals of the Board and Management.

D.	Reviewing Management’s design and implementation of systems, policies and procedures.

E.	Determining the extent to which Management properly accounts for and safeguards assets.

F.	Conducting special audits or reviews determined to be necessary by the Committee or as a result of Board or Management requests.

G.	Evaluating the adequacy and reliability of information and communication within the Company for Management’s use.

H.	Insuring that caution is taken and audit activities are performed in a manner consistent with “The Standards for the Professional Practice of Internal Auditing” promulgated by the Institute of Internal Auditors.

I.	Coordinating the relationship between internal and external audits.

J.	Determining that appropriate efforts have been made to clear audit exceptions by requiring that responses to audits be in writing. The reply should address corrective action taken or to be taken to all recommendations or, if not in agreement with the recommendation, the justification for the difference in opinion.

K.	If an audit has been conducted, and the audited entity(ies) has/have failed to respond timely to the audit inquiry or failed to take reasonable steps to clearing an audit exception, the Committee shall direct that appropriate remedial action be taken and that note of the incident be incorporated in any relevant employee’s personnel file.

V. INDEPENDENCE

Independence is essential to the effectiveness of internal auditing. This independence is obtained primarily through the Audit Committee Charter and the Board of Directors.

The organizational structure of the internal auditing function and the supports accorded to it by the Board and Management are major determinants of effectiveness and value. The Internal Auditor, therefore, reports to the Audit Committee of the Board whose authority assures both a broad range of audit coverage and the adequate consideration of an effective action on the audit findings and recommendations. Administratively, the Internal Auditor reports to the President and CEO.

The Board of Directors approved and adopted this Charter on April 23rd, 2004.

Appendix B

Compensation/Benefits Committee Charter

I. PURPOSE

The Board of Directors of Broadway Federal Bank (the “Company”) has delegated to the Compensation Committee strategic and administrative responsibility on a broad range of overall Company compensation, benefits and stock option issues.

The Compensation Committee is responsible for the review and reporting to the Board of Directors on all executive compensation matters that impact the Company and its subsidiaries.

It is the Committee’s responsibility to ensure that the Chief Executive Officer, other officers and key management of the Company are compensated in a manner that will attract, motivate and retain the best possible management team for the shareholders of the Company.

It is the Committee’s responsibility to ensure that compensation paid is consistent with the strategic goals of the Company; is based on performance against predetermined goals; is internally equitable and competitive, and is consistent with all regulatory requirements.

The Committee is also responsible for the communication to shareholders regarding the Company’s compensation philosophy and the reasoning behind its compensation policies by producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission.

II. COMMITTEE MEMBERSHIP

The Committee will be comprised of a minimum of three outside directors. Members shall be appointed annually by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Members will not be officers or employees of the company (or an individual who has served in that capacity during the past three years).

III. MEETINGS AND STRUCTURE

The Committee will meet on a regular basis. Special meetings of the Committee may be called if warranted, and actions may be taken by unanimous written consent when deemed necessary or desirable by the Committee or its chairperson.

The Committee may invite, consistent with maintaining confidentiality of its discussions, any other person the Committee or its chairperson deems necessary or desirable to assist the Committee in its deliberations.

IV. COMMITTEE RESPONSIBILITIES

1.	The Committee shall review the compensation strategy for the Company on an annual basis. The Committee shall have a strategy in place for base salary, bonus (short term incentive), equity (long term incentive) and benefits. The primary goal of the compensation strategy is to insure that the Company has the compensation programs in place to attract, retain and motivate the best possible workforce.

2.	At the executive level the strategy should ensure that the Chief Executive Officer and the members of executive management are rewarded appropriately for their contributions to Company growth and profitability. The executive compensation strategy must support the Company’s business strategy and be aligned in a manner that is in the best interest of shareholders.

3.	The Committee will annually review and approve the individual elements of total compensation for the Chief Executive Officer, including corporate goals and objectives relevant to the CEO’s compensation, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO’s compensation level based upon this evaluation.

4.	The Committee will review and approve the recommendations made by the Chief Executive Officer on all other officers of the Bank as defined in Section 16 of the Securities Exchange Act of 1934 as amended and Rule 16 a-1 promulgated thereunder (each a “Section 16 Officer”).

5.	The Committee will review and approve any severance or similar termination payments proposed to be made to any current or former Section 16 Officer.

6.	The Committee will ensure that the annual executive incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy. The Committee will approve the following plan elements:

•	Participation

•	Target annual incentive awards.

•	Corporate financial goals.

•	Actual awards paid to the CEO and members of Executive Management

•	Total funds reserved for payment under the plan.

7.	The Committee will approve for submission to shareholders all new equity-related incentive plans, and administer the Company’s long term incentive programs in a manner consistent with the terms of the plans as to the following:

•	Participation

•	Vesting Requirements

•	Awards to the CEO and members of Executive Management

•	Total shares reserved for awards

8.	The Committee will review with the CEO matters relating to management succession, bench strength and organizational development.

9.	The Committee will review and approve the Company’s annual salary increase budget and any policy issues related to the administration of the Company’s salary or benefit programs.

10.	The Committee will prepare required reports for the Board of Directors.

11.	In consultation with management, the Committee will oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility.

12.	The Committee will consider and recommend to the Board for approval corporate title appointments of Senior Vice Presidents and above.

13.	The Committee will review and make recommendations to the Board to ensure the adequacy and appropriateness of Director compensation and benefits.

14.	The Committee may retain its own outside experts for advice on any matter under review, as the Committee may deem necessary or appropriate and without seeking approval of the Board or Management.

15.	The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

The Board of Directors amended and approved this Charter on June 22, 2005.

Appendix C

Nominating Committee Charter

The Board of Directors (“Board”) of Broadway Financial Corporation (“Company”) has elected a committee of the Directors to act on their behalf as the Nominating Committee (“Committee”). The Committee has been delegated certain powers by the Board as defined herein.

I.	STATEMENT OF AUTHORITY

The Board elected and empowered the Committee to function as the Nominating Committee of the Board and to manage the nomination process for candidates for election to the Board. Through this charter, the Board delegates certain authority to the Committee to assist with the fulfillment of the Committee’s responsibilities.

To discharge its responsibilities effectively, the Committee will maintain open lines of communication with the Board, the Company’s management, and shareholders. The members of the Committee are charged with the same duty of care, good faith, diligence and skill expected of them as Directors of the Company.

II.	ORGANIZATION

The Committee shall be composed of three members who are independent of the Company’s management. The Board shall elect the members of the Committee for a one-year term. All vacancies in the Committee are to be filled by the Board to complete the unexpired term.

The Board shall designate the Chair of the Committee. The Chair shall call meetings, determine who, in addition to members of the Committee, shall attend, preside at each meeting of the Committee, and appoint a secretary who shall keep a record of Committee proceedings.

The Committee shall meet at least annually to conduct and manage the nomination process for Directors, and the Chair may call other meetings of the Committee during the year, as the Chair deems necessary and prudent.

The Committee shall report its significant actions and activities to the full Board to keep the Board informed of the Committee’s findings, actions and activities.

III.	DUTIES AND RESPONSIBILITIES

Nomination Duties and Responsibilities

1.	The Committee shall review the qualifications and performance of current Directors standing for re-election and determine their willingness to be re-elected.

2.	The Committee shall seek to identify qualified candidates to become members of the Board, as determined by the Board to be desirable to fill vacancies or to expand the Board from time to time.

3.	The Committee will consider, using the same criteria as for other candidates, Director candidates recommended by shareholders in accordance with the procedures stated in the Company’s bylaws.

4.	The Committee will direct disclosure of the Committee’s charter on the Company’s website or as an appendix to the Company’s proxy statement at least once every three years in accordance with the rules of the Securities and Exchange Commission.

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Nominee Qualifications

Nominees for election to the Board should have more than one of the following qualifications:

1.	Be familiar with the Company’s business and the business of the Company’s bank subsidiary, Broadway Federal Bank (“Bank”).

2.	Have a successful career and be familiar with and knowledgeable of the market and communities in which the Bank operates.

3.	Understand financial statements, budgeting and strategic planning.

4.	Provide occupational, gender and/or ethnic diversity to the Board.

5.	Understand the operation and scope of laws, regulations and contract obligations applicable to the Company and the Bank.

6.	Have established a reputable business reputation and network of contacts within the market in which the Bank operates, and the capacity to bring new business to the Bank.

7.	Willingness and ability to commit time to prepare for and attend Board and committee meetings.

The Board of Directors approved and adopted this Charter on April 23rd, 2004.

C-2

BROADWAY FINANCIAL CORPORATION

REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2007
THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby constitute and appoint Paul C. Hudson my/our attorney, agent and proxy, to attend and act as proxies at the 2007 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, on Wednesday, June 20, 2007 at 2:00 p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP.

(continued and to be signed on the reverse side)

TO RETURN YOUR PROXY CARD BY MAIL

•	Mark, sign and date your proxy card.
•	Detach your proxy card.
•	Mail your proxy card in the postage-paid envelope provided.

DETACH PROXY CARD HERE

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(continued from other side)

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees:    Robert C. Davidson Jr., Javier León, and Elrick Williams

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for individual nominee(s), write that nominee’s(s’) name in the space below.

2.	RATIFICATION OF APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP as the independent audit firm of Broadway Financial Corporation for the year ending December 31, 2007

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE SIGN AND DATE BELOW

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Annual Meeting and the Proxy Statements which accompanies the notice.

Dated: , 2007

(Signature)

(Signature)

Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.

Please Detach here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope